EXHIBIT 2.7

                                FOURTH AMENDMENT
                                       TO
                            ARTICLES OF INCORPORATION
                                       OF
                   ADVANCED COMMUNICATIONS TECHNOLOGIES, INC.



1. The name of the Corporation is Advanced Communications Technologies, Inc., f/k/a Media Forum International, Inc., a Florida corporation (the "Corporation").

2. The Articles of Incorporation of Media Forum International, Inc. were filed on March 6, 1997 with the Florida Department of State and was assigned Document No. P97000020967.

3. Article III of the Articles of Incorporation is hereby amended to read as follows:

                           ARTICLE III. Capital Stock

      The maximum number of shares of stock that this corporation is authorized to have outstanding at any one time is 225,000,000 shares. Of such shares, 200,000,000 shall be common stock having no par value per share. The remaining shares shall be shares of Preferred Stock, par value $.01 per share. The Preferred Stock may be issued from time to time by authorization of the Board of Directors of this Corporation with such rights, designations, preferences and other terms as the Board of Directors shall determine from time to time.

4. A new Article VIII is hereby added to the Articles of Incorporation to read as follows:

                          ARTICLE VIII. Indemnification

      The Corporation shall indemnify and hold harmless its officers, directors,
employees  and  agents  from  actions   arising  from  their   services  to  the
Corporation, in any such capacity, to the fullest extent permitted by laws.

5. The foregoing amendments were adopted by the Shareholders of the Corporation on September 11, 2001. The number of votes cast for the amendment was sufficient for approval by the Shareholders.

IN WITNESS WHEREOF, the undersigned Chairman of the Board has executed these Articles of Amendment, this 20th day of September, 2001.


                                          -----------------------------
                                          Roger T. May
                                          Chairman of the Board and
                                          Chief Executive Officer